Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
Board of Directors
CMP Susquehanna Radio Holdings Corp.:
We consent to the use of our report dated April 30, 2007, with respect to the consolidated balance sheet of CMP Susquehanna Radio Holdings Corp. and subsidiaries as of December 31, 2006 and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for the period from May 5, 2006 (date of inception) through December 31, 2006, and the related financial statement schedule, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Atlanta, GA
June 5, 2007

Consent of Independent Auditors
Board of Directors
CMP Susquehanna Radio Holdings Corp. (formerly Susquehanna Pfaltzgraff Co., the Predecessor):
     We consent to the use of our report dated February 23, 2007, with respect to the consolidated balance sheet of Susquehanna Pfaltzgraff Co. and subsidiaries as of December 31, 2005 and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for the period from January 1, 2006 through May 4, 2006 and the years ended December 31, 2005 and 2004, and the related financial statement schedule, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Harrisburg, PA
June 5, 2007